UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2026

FuboTV Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1290 Avenue of the Americas

New York, NY 10104

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 20, 2026, the board of directors (the “Board”) of FuboTV Inc. (the “Company”) approved a reverse stock split at a ratio of 1-for-12 (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective at 5:00 p.m. ET on March 23, 2026 (the “Effective Time”). The Company’s Class A common stock is expected to begin trading on a split-adjusted basis at market open on March 24, 2026 under the existing trading symbol “FUBO,” with a new CUSIP number of 35953D401. As previously disclosed, Hulu, LLC, as the holder of not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Company’s common stock entitled to vote thereon were present and voted, previously delivered to the Company a written consent approving the Reverse Stock Split.

The primary purpose of the Reverse Stock Split is to reduce the number of outstanding shares of the Company’s common stock to a level better aligned with the Company’s size and scope, and to enhance the marketability of the Company’s common stock including among institutional investors. As a result of the Reverse Stock Split, every twelve shares of the Company’s Class A common stock and Class B common stock issued and outstanding as of the Effective Time will be automatically reclassified into one new share of the Company’s Class A common stock or Class B common stock, respectively. The Reverse Stock Split will reduce the number of issued and outstanding shares of Class A common stock from approximately 353.2 million to approximately 29.4 million, and reduce the number of issued and outstanding shares of Class B common stock from approximately 947.9 million to approximately 79.0 million. Proportionate adjustments will be made to the exercise or conversion prices and the number of shares underlying the Company’s outstanding equity awards and convertible notes, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans.

No fractional shares will be issued in connection with the Reverse Stock Split. Holders of the Company’s Class A common stock who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof at a price equal to the fraction of one share to which the stockholder would otherwise be entitled multiplied by the closing price per share of the Class A common stock as reported by the New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split) on March 23, 2026, the last trading day immediately preceding the Effective Time.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements regarding the Reverse Stock Split, including the timing and effect thereof. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control. Although management believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the factors set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements made herein. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: March 20, 2026	By:	/s/ David Gandler
David Gandler
Chief Executive Officer